UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350

Austin, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 328-2953

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 2, 2019, Jones Energy, Inc. (“JEI”), and certain of  JEI’s wholly owned direct and indirect subsidiaries (such entities, each a “Debtor” and, collectively, the “Debtors”) entered into a Restructuring Support Agreement (the “RSA”) with (i) certain holders (collectively, the “First Lien Noteholders”) of the 9.25% Senior Secured First Lien Notes due 2023 (the “First Lien Notes”) issued pursuant to that certain Indenture, dated as of February 14, 2018, among Jones Energy Holdings, LLC (“JEH”), Jones Energy Finance Corp. (“JEF” and together with JEH, the “Issuers”), JEI, each of the subsidiary guarantors party thereto, UMB Bank N.A., as trustee, and Wells Fargo, National Association, as Collateral Agent; (ii) certain holders (collectively, the “2022 Noteholders”) of the 6.75% Senior Notes due 2022 (the “2022 Notes”) issued pursuant to that certain Indenture, dated as of April 1, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “2022 Notes Indenture”), among the Issuers, JEI, each of the subsidiary guarantors party thereto, and UMB Bank N.A., as successor trustee; and (iii) certain holders (the “2023 Noteholders” and, together with the 2022 Noteholders and the First Lien Noteholders, the “Consenting Stakeholders”) of the 9.25% Senior Notes due 2023 (together with the 2022 Notes, the “Unsecured Notes”) issued pursuant to that certain Indenture, dated as of February 23, 2015, among the Issuers, JEI, each of the subsidiary guarantors party thereto, and UMB Bank N.A., as successor trustee. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the RSA.

As of April 2, 2019, Consenting Stakeholders holding approximately 84% of the First Lien Notes and approximately 84% of the Unsecured Notes signed the RSA, which contemplates a restructuring (the “Restructuring”) of the Debtors pursuant to a prepackaged joint plan of reorganization (the “Plan”), which is attached to the RSA, and that the Debtors will file petitions for voluntary relief under chapter 11 (the “Chapter 11 Cases”) of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

The RSA provides for certain milestones requiring, among other things, that the Debtors (i) commence the  Chapter 11 Cases and file the Plan and corresponding disclosure statement (the “Disclosure Statement”) no later than April 15, 2019 (the “Petition Date”); (ii) obtain entry of an order by the Bankruptcy Court approving the use of cash collateral no later than April 18, 2019; (iii) obtain entry of an order by the Bankruptcy Court confirming the Plan (the “Confirmation Order”) no later than May 7, 2019; and (iii) cause the Plan to become effective no later than 14 days after entry of the Confirmation Order.

The RSA contains certain covenants on the part of each of the Debtors and the Consenting Stakeholders, including commitments by the Consenting Stakeholders to vote in favor of the Plan, and commitments of the Debtors and the Consenting Stakeholders to negotiate in good faith to finalize the documents and agreements governing the Restructuring. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

A copy of the RSA is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the RSA is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the RSA.

Proposed Pre-Packaged Chapter 11 Restructuring

Pursuant to the RSA, the Debtors commenced the solicitation of votes on the Plan on April 3, 2019, by causing the Plan and the Disclosure Statement to be distributed to certain creditors of the Debtors that are “accredited investors” (as defined in Regulation D of the Securities Act of 1933, as amended). The Plan, which remains subject to the Debtors’ commencement of the Chapter 11 Cases, confirmation by the Bankruptcy Court, and other closing conditions, provides that, among other things, on the effective date of the Plan (the “Effective Date”), subject to the occurrence and completion of certain structuring steps:

•                  First Lien Noteholders will receive their pro rata share of 96% of the new common stock (subject to dilution) in the new, reorganized company (the “New Common Equity”);

•                  Unsecured Noteholders will receive their pro rata share of (a) 4% of the New Common Equity (subject to dilution) and (b) the warrants to purchase 15% of the New Common Equity;

•                  holders of claims arising from commodity hedge transactions will receive cash or otherwise so as to render such claims unimpaired;

•                  holders of claims arising from general unsecured obligations against the Debtors other than claims against JEI and Jones Energy Intermediate, LLC (“JEI Intermediate”), will be paid in cash or have such claims reinstated;

•                  holders of claims arising from general unsecured obligations against JEI and/or JEI Intermediate will receive $0; and

•                  holders of JEI’s existing Class A common stock and/or Series A perpetual convertible preferred stock will not receive any distribution on account of such interests, which will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect.

Exit Financing

In addition, as part of the RSA, certain Consenting Parties and/or their affiliates have agreed to provide, on a committed basis, JEH with an exit financing term loan facility (the “Exit Facility”) on the terms set forth in the term sheet attached to the RSA (the “Exit Facility Term Sheet”). The Exit Facility Term Sheet provides for, among other things, post-emergence financing in the form of a senior secured delayed draw term loan facility in an aggregate principal amount of up to $20 million. Any loans drawn under the Exit Facility will be non-amortizing.

The RSA also provides flexibility for the Debtors to obtain alternative exit financing in lieu of the Exit Facility during the chapter 11 process through the Effective Date, in an aggregate principal amount of up to $150.0 million (the “Alternative Exit Facility”).

The effectiveness of the Exit Facility or the Alternative Exit Facility, as applicable, will be subject to customary closing conditions and approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the Exit Facility Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the Exit Facility and, if applicable, the Alternative Exit Facility, as approved by the Bankruptcy Court.

Although the Debtors intend to pursue the restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Debtors will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas Hester First Amended and Restated Employment Agreement

On April 2, 2019, Jones Energy, LLC, a wholly owned subsidiary of JEI, entered into a First Amended and Restated Employment Agreement (the “Restated Hester Agreement”) with Mr. Thomas Hester in his capacity as JEI’s Chief Financial Officer which amended and restated the Employment Agreement entered into with Mr. Hester on February 27, 2019 (the “Original Hester Agreement”) to, among other things, amend certain of the severance arrangements, termination provisions and the change of control provision in the Original Hester Agreement, as further described below.

The Restated Hester Agreement amends Mr. Hester’s severance arrangements such that, in the event Mr. Hester’s employment is terminated on or after the 181st day after the Effective Date (except in the context of a Change of Control as defined in the Restated Hester Agreement) (i) by JEI without Cause (as defined in the Restated Hester Agreement), (ii) by Mr. Hester for Good Reason (as defined in the Restated Hester Agreement) or (iii) as a result of JEI’s non-extension of the term of his employment (a) JEI will pay Mr. Hester a pro-rata portion of his incentive bonus for the performance period in which the termination occurs, (b) JEI will pay Mr. Hester an amount equal to his base salary and target bonus for the calendar year during which his termination occurs, subject to certain conditions, (c) JEI will pay Mr. Hester an amount equal to his Accrued Benefits (as defined in the Restated Hester Agreement) and (d) the Cobra Benefits (as defined in the Restated Hester Agreement). There have been no changes made to Mr. Hester’s severance arrangement in the event of a Change of Control. However, the Restated Hester Agreement provides that the definition of Change of Control does not include (i) a consummation of the Plan or (ii) any transaction that is either consummated within the 90 days period following the Effective Date or consummated later pursuant to definitive documentation entered into by JEI during such 90-day period.

The Restated Hester Agreement also amends Mr. Hester’s severance arrangements such that, in the event Mr. Hester (i) voluntarily resigns from JEI during the 30-day period beginning on the 60th day following the Effective Date or (ii) is terminated by JEI for a reason other than Cause (excluding a termination as a result of his death or disability) during the 90-day period following the Effective Date, Mr. Hester will be entitled to receive (a) a lump sum payment in the amount of $375,000 within the first 30 days following such resignation or termination, (b) the Accrued Benefits and (c) the Cobra Benefits as described in the Restated Hester Agreement. In the event Mr. Hester voluntarily resigns from JEI or is terminated by JEI for a reason other than Cause (excluding a termination as a result of his death or disability) during the period between the 91st day after the Effective Date and the 180th day after the Effective Date, Mr. Hester will be entitled to receive (a) a lump sum payment in the amount of $525,000 within the first 30 days following such resignation or termination, (b) the Accrued Benefits and (c) the Cobra Benefits as described in the Restated Hester Agreement. In the case of a termination as described in this paragraph, the Restated Hester Agreement also provides for the post-termination non-competition period to be shortened by either 6 or 9 months.

Kirk Goehring First Amended and Restated Employment Agreement

On April 2, 2019, Jones Energy, LLC, a wholly owned subsidiary of JEI, entered into a First Amended and Restated Employment Agreement (the “Restated Goehring Agreement”) with Mr. Kirk Goehring in his capacity as JEI’s Chief Operating Officer which amended and restated the Employment Agreement entered into with Mr. Goehring on February 27, 2019 (the “Original Goehring Agreement”) to, among other things, amend certain of the severance arrangements, termination provisions and the change of control provision of the Original Goehring Agreement, as further described below.

The Restated Goehring Agreement amends Mr. Goehring’s severance arrangements such that, in the event Mr. Goehring’s employment is terminated on or after the 181st day after the Effective Date (except in the context of a Change of Control as defined in the Restated Goehring Agreement) (i) by JEI without Cause (as defined in the Restated Goehring Agreement), (ii) by Mr. Goehring for Good Reason (as defined in the Restated Goehring Agreement) or (iii) as a result of JEI’s non-extension of the term of his employment (a) JEI will pay Mr. Goehring a pro-rata portion of his incentive bonus for the performance period in which the termination occurs, (b) JEI will pay Mr. Goehring an amount equal to his base salary and target bonus for the calendar year during which his termination occurs, subject to certain conditions, (c) JEI will pay Mr. Goehring an amount equal to his Accrued Benefits (as defined in the Restated Goehring Agreement) and (d) the Cobra Benefits (as defined in the Restated Goehring Agreement). There have been no changes made to Mr. Goehring’s severance arrangement in the event of a Change of Control. However, the Restated Goehring Agreement provides that the definition of Change of Control does not include (i) a consummation of the Plan or (ii) any transaction that is either consummated within the 90 days period following the Effective Date or consummated later pursuant to definitive documentation entered into by JEI during such 90-day period.

The Restated Goehring Agreement also amends Mr. Goehring’s severance arrangements such that, in the event Mr. Goehring (i) voluntarily resigns from JEI during the 30-day period beginning on the 60th day following the Effective Date or (ii) is terminated by JEI for a reason other than Cause (excluding a termination as a result of his death or disability) during the 90-day period following the Effective Date, Mr. Goehring will be entitled to receive (a) a lump sum payment in the amount of $390,000 within the first 30 days following such resignation or termination, (b) the Accrued Benefits and (c) the Cobra Benefits as described in the Restated Goehring Agreement. In the event Mr. Goehring voluntarily resigns from JEI or is terminated by JEI for a reason other than Cause (excluding a termination as a result of his death or disability) during the period between the 91st day after the Effective Date and the 180th day after the Effective Date, Mr. Goehring will be entitled to receive (a) a lump sum payment in the amount of $577,000 within the first 30 days following such resignation or termination, (b) the Accrued Benefits and (c) the Cobra Benefits as described in the Restated Goehring Agreement. In the case of a termination as described in this paragraph, the Restated Goehring Agreement also provides for the post-termination non-competition period to be shortened by either 6 or 9 months.

Carl F. Giesler, Jr. Fourth Amended and Restated Employment Agreement

On April 2, 2019, Jones Energy, LLC, a wholly owned subsidiary of JEI, entered into a Fourth Amended and Restated Employment Agreement (the “Fourth Restated Giesler Agreement”) with Mr. Carl F. Giesler, Jr. in his capacity as JEI’s Chief Executive Officer which amended and restated the Third Amended and Restated Employment Agreement entered into with Mr. Giesler on February 27, 2019 (the “Third Restated Giesler Agreement”) to, among other things, amend certain of the severance arrangements, termination provisions and the change of control provision of the Third Restated Giesler Agreement, as further described below.

The Fourth Restated Giesler Agreement amends Mr. Giesler’s severance arrangements such that, in the event Mr. Giesler’s employment is terminated on or after the 181st day after the Effective Date (except in the context of a Change of Control as defined in the Fourth Restated Giesler Agreement) (i) by JEI without Cause (as defined in the Fourth Restated Giesler Agreement), (ii) by Mr. Giesler for Good Reason (as defined in the Fourth Restated Giesler Agreement) or (iii) as a result of JEI’s non-extension of the term of his employment (a) JEI will pay Mr. Giesler a pro-rata portion of his incentive bonus for the performance period in which the termination occurs, (b) JEI will pay Mr. Giesler an amount equal to his base salary and target bonus for the calendar year during which his termination occurs, subject to certain conditions, (c) JEI will pay Mr. Giesler an amount equal to his Accrued Benefits (as defined in the Fourth Restated Giesler Agreement) and (d) the Cobra Benefits (as defined in the Fourth Restated Giesler Agreement). There have been no changes made to Mr. Giesler’s severance arrangement in the event of a Change of Control. However, the Fourth Restated Giesler Agreement provides that the definition of Change of Control does not include (i) a consummation of the Plan or (ii) any transaction that is either consummated within the 90 days period following the Effective Date or consummated later pursuant to definitive documentation entered into by JEI during such 90-day period.

The Fourth Restated Giesler Agreement also amends Mr. Giesler’s severance arrangements such that, in the event Mr. Giesler (i) voluntarily resigns from JEI during the 30-day period beginning on the 60th day following the Effective Date or (ii) is terminated by JEI for a reason other than Cause (excluding a termination as a result of his death or disability) during the 90-day period following the Effective Date, Mr. Giesler will be entitled to receive (a) a lump sum payment in the amount of $990,000 within the first 30 days following such resignation or termination, (b) the Accrued Benefits and (c) the Cobra Benefits as described in the Fourth Restated Giesler Agreement. In the event Mr. Giesler voluntarily resigns from JEI or is terminated by JEI for a reason other than Cause (excluding a termination as a result of his death or disability) during the period between the 91st day after the Effective Date and the 180th day after the Effective Date, Mr. Giesler will be entitled to receive (a) a lump sum payment in the amount of $1,485,000 within the first 30 days following such resignation or termination, (b) the Accrued Benefits and (c) the Cobra Benefits as described in the Fourth Restated Giesler Agreement. In the case of a termination as described in this paragraph, the Fourth Restated Giesler Agreement also provides for the post-termination non-competition period to be shortened by either 6 or 9 months.

Copies of the Restated Hester Agreement, the Restated Goehring Agreement, and the Fourth Restated Giesler Agreement are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Restated Hester Agreement, the Restated Goehring Agreement, and the Fourth Restated Giesler Agreement are only a summary, does not purport to be complete, and is qualified in its entirety by reference to such agreements.

Item 7.01 Regulation FD Disclosure.

Press Release

On April 3, 2019, JEI issued a press release announcing the signing of the RSA and the solicitation of votes relating to the Plan, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Disclosure Pursuant to Confidentiality Agreements

As previously disclosed, JEI and its advisors have been engaged in discussions with certain beneficial holders of the Debtor’s funded debt and equity (the “Holders”) regarding a potential transaction addressing the Debtor’s debt and equity (the “Potential Transaction”). To facilitate such discussions, JEI entered into confidentiality agreements (the “NDAs”) with the Holders.

Pursuant to the NDAs, JEI agreed to disclose publicly certain information, including any material non-public information disclosure by JEI (the “Cleansing Materials”), upon the occurrence of certain events set forth in the NDAs. The information included in this Current Report on Form 8-K and attached hereto as Exhibit 99.2 is being furnished to satisfy JEI’s public disclosure obligations under the NDA.

Disclosure Statement

As described above, the Disclosure Statement will be distributed to certain creditors of the Debtors on April 3, 2019. A copy of the Disclosure Statement is being furnished as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1, 99.2, and 99.3 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Item 8.01 Other Events.

JEI cautions that trading in JEI’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for JEI’s securities may bear little or no relationship to the actual recovery, if any, by holders of JEI’s securities in the anticipated Chapter 11 Cases.

Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements.” All statements, other than statements of historical fact included in this report, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, actions and developments.

These forward-looking statements relate, in part, to (i) JEI’s ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of JEI’s lenders and trade creditors, among others; (ii) JEI’s ability to obtain approval with respect to motions in the Chapter 11 Cases and the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (iii) the length of time the Debtors will operate under the Chapter 11 Cases; (iv) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate the Plan or other plan of reorganization; (v) the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; (vi) the ability to execute JEI’s business and restructuring plan; (vii) increased legal and advisor costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; and (viii) other factors disclosed by JEI from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in JEI’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of April 2, 2019, among the Debtors and the Consenting Stakeholders.
10.2	First Amended and Restated Employment Agreement, dated April 2, 2019, between Jones Energy, LLC and Thomas Hester.
10.3	First Amended and Restated Employment Agreement, dated April 2, 2019, between Jones Energy, LLC and Kirk Goehring.
10.4	Fourth Amended and Restated Employment Agreement, dated April 2, 2019, between Jones Energy, LLC and Carl F. Giesler, Jr.
99.1	Press Release dated April 3, 2019.
99.2	Cleansing Materials.
99.3	Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: April 3, 2019	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer